Exhibit 10.2

TELA BIO, INC.
2012 STOCK INCENTIVE PLAN

11.1	STAND-ALONE AND TANDEM AWARDS	12
11.2.	TERM OF AWARD	12
11.3.	FORM OF PAYMENT FOR AWARDS	12
11.4.	LIMITS ON TRANSFER	12
11.5.	BENEFICIARIES	12
11.6.	STOCK CERTIFICATES	13
11.7.	TERMINATION OF EMPLOYMENT	13
11.8.	FORFEITURE EVENTS	13
11.9.	SUBSTITUTE AWARDS	13
11.10.	CHANGE IN CONTROL/ IPO	13
11.11.	RIGHT OF FIRST REFUSAL/RIGHT OF REPURCHASE	13

ARTICLE 12. CHANGES IN CAPITAL STRUCTURE		14

12.1	GENERAL	14
12.2	ACTIONS BY THE COMMITTEE	14

ARTICLE 13. AMENDMENT, MODIFICATION AND TERMINATION		15

13.1.	AMENDMENT, MODIFICATION AND TERMINATION	15
13.2.	OPTIONS PREVIOUSLY GRANTED	15

ARTICLE 14. GENERAL PROVISIONS		16

14.1.	NO RIGHTS TO AWARDS, NON-UNIFORM DETERMINATIONS	16
14.2.	NO SHAREHOLDER RIGHTS	16
14.3.	WITHHOLDING	16
14.4	NO RIGHT TO CONTINUED SERVICE	16
14.5.	UNFUNDED STATUS OF AWARDS	16
14.6.	RELATIONSHIP TO OTHER BENEFITS	17
14.7.	EXPENSES	17
14.8.	TITLES AND HEADINGS	17
14.9.	GENDER AND NUMBER	17
14.10.	FRACTIONAL SHARES	17
14.11.	GOVERNMENT AND OTHER REGULATIONS	17
14.12.	GOVERNING LAW	18
14.13.	ADDITIONAL PROVISIONS	18
14.14.	ADDENDA	18
14.15.	NO LIMITATIONS ON RIGHTS OF COMPANY	18
14.16.	INDEMNIFICATION	18

TELA BIO INC.

2012 STOCK INCENTIVE PLAN

ARTICLE 1.

PURPOSE

1.1.                            GENERAL.  The purpose of the TELA Bio, Inc. 2012 Stock Incentive Plan (the “Plan”) is to promote the success, and enhance the value of, TELA Bio, Inc. (the “Company”) by linking the personal interests of employees, officers, directors and consultants of the Company or any Subsidiary (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.  Accordingly, the Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other awards from time to time to selected employees, officers, directors and consultants of the Company and its Subsidiaries.

ARTICLE 2.

DEFINITIONS

2.1.                            DEFINITIONS.  When a word or phrase appears in this Plan or in an Award Agreement with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless otherwise defined.  The following words and phrases shall have the following meanings:

(a)                                       “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b)                                       “Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.  Award Agreements may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of Awards or series of Awards under the Plan as approved by the Committee.

(c)                                        “Board” means the Board of Directors of the Company.

(d)                                       “Cause” shall have the same meaning as ascribed to such term in the Participant’s employment agreement, an Award Agreement, or, if there is no such agreement, “Cause” shall mean (i) the Participant’s indictment, commission of, or the entry of a plea of guilty or no contest to, (A) a felony or (B) any crime (other than a felony) that causes the Company or its affiliates public disgrace or disrepute, or adversely affects the Company’s, or its affiliates’ operations or financial performance or the relationship the Company has with its affiliates, customers and suppliers; (ii) the Participant’s commission of an act of gross negligence, willful misconduct, fraud, embezzlement, theft or material dishonesty with respect to the Company or any of its affiliates; (iii) a breach of the Participant’s fiduciary duty of loyalty to the Company or any of its affiliates; (iv) alcohol abuse or use of controlled substances (other than prescription drugs taken in accordance with a physician’s prescription) by the Participant; (v) material breach of any agreement with the Company or any of its affiliates, including any restrictive covenant agreement; (vi) a material breach of any Company policy regarding employment practices; or (vii) refusal to perform the lawful directives of the Board, or if applicable, the Participant’s direct report, if not cured within thirty (30) days following receipt by the Participant from the Company of written notice thereof.

(e)                                        “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                 any sale, lease, exclusive license or other transfer of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole by means of a single transaction or series of related transactions, except where such sale, lease, exclusive license or other transfer is to a wholly owned Subsidiary of the Company; or

(ii)                any transaction or series of transactions involving the Company, or its securities, whether by consolidation, merger, purchase of shares of capital stock or other reorganization or combination or otherwise, in which the holders of the Company’s outstanding shares of capital stock immediately prior to such transaction or series of related transactions own, immediately after such transaction or series of related transactions, securities representing fifty percent (50%) or less of the voting power of the entity surviving such transaction or series of related transactions or the entity whose securities are issued pursuant to such transaction or series of related transactions.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur on account of (l) the sale of Shares in an IPO or any restructuring of the Company or the Board in contemplation of an IPO, or (2) acquisition of securities of the Company by an investor, any affiliate thereof or any other Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities.

(f)                                         “Code” means the Internal Revenue Code of 1986 and the underlying regulations, as amended from time to time.

(g)                                        “Committee” means the committee of the Board described in Article 4.

(h)                                       “Company” means the “Company” as defined in Section 1.1, or any successor corporation.

(i)                                           “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Subsidiary, as applicable, pursuant to applicable tax regulations.  Continuous Status as a Participant shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(j)                                          “Corporate Transaction” has the meaning defined in Section 12.1.

(k)                                       “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, a Subsidiary, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy.  If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.  Notwithstanding the foregoing, the Committee may, in its discretion, determine that for a particular Award the term “Disability” shall have such meaning as to enable such Award to be exempt from or to comply with Section 409A of the Code.  In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee.

(l)                                           “Effective Date” has the meaning assigned such term in Section 3.1.

(m)                                   “Fair Market Value” means (i) when the Shares are not traded on an established securities market, the fair market value of a Share as determined by the Committee in accordance with a valuation methodology approved by the Committee and in compliance with Section 409A of the Code and the regulations issued thereunder, and (ii) when the Shares are traded on an established securities market, the fair market value as determined pursuant to a method selected by the Committee using actual transactions in Shares as reported in such securities market.

(n)                                       “Good Reason” shall have the same meaning as ascribed to such term in the Participant’s employment agreement, an Award Agreement, or, if there is no such agreement, “Good Reason” shall mean, with respect to any particular

Participant, the termination of the Participant’s employment with the Company by the Participant after the occurrence of the following without such Participant’s consent: (i) a material reduction in the Participant’s title, duties, authority or responsibilities, provided that a material reduction of the Participant’s title, duties, authority or responsibilities hereunder shall be deemed not to have occurred if, following a Change of Control, (A) if the Company remains a separate entity, Participant is the most senior executive directly responsible for the operations of the Company, or (B) if the Company does not remain a separate entity, Participant is the most senior executive directly responsible for the operations of the acquiring entity that are comprised of the former business of the Company; (ii) a material breach of the terms of the Participant’s employment with the Company; or (iii) a material reduction in aggregate compensation paid by the Company to the Participant that is not in accordance with the terms of the Participant’s employment.  The notice by the Participant of the condition constituting Good Reason shall be provided to the Company in writing within ninety (90) days of the initial existence of the condition constituting Good Reason and the Company shall then have thirty (30) days after receipt of such written notice to remedy the condition.

(o)                                       “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan or, if later, the date specified as part of such action as the “Grant Date” for the Award.  Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(p)                                       “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(q)                                       “IPO” means the first day as of which sales of Shares are made public pursuant to the first firm commitment underwritten public offering of Shares registered under the Securities Act

(r)                                          “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(s)                                         “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(t)                                          “Other Stock-Based Award” means a right, granted to a Participant under Article 10, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(u)                                       “Parent” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

Notwithstanding the above, with respect to an Incentive Stock Option, “Parent” shall have the meaning set forth in Section 424(e) of the Code.

(v)                                       “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Subsidiary, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated under the Plan or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and/or court supervision.

(w)                                     “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 14(d) and 15(d) thereof.

(x)                                       “Plan” means the TELA Bio, Inc. 2012 Stock Incentive Plan, as amended from time to time.

(y)                                       “Restricted Stock Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(z)                                        “Restricted Stock Unit Award” means the right granted to a Participant under Article 9 to receive Shares (or the equivalent value. in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(aa)                                “Shares” means shares of the Company’s Stock.  If there has been an adjustment or substitution pursuant to Article 12, the tern “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 12.

(bb)                                “Stock” means the $0.0001 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 12.

(cc)                                  “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(dd)                                “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.  Notwithstanding the above, with respect to an Incentive Stock Option, “Subsidiary” shall have the meaning set forth in Section 424(D of the Code.

(ee)                                  “1933 Act” means the Securities Act of 1933, as amended from time to time.

ARTICLE 3.

EFFECTIVE TERM OF PLAN

3.1.                            EFFECTIVE DATE.  The Plan shall be effective as of the date it is approved by both the Board and the shareholders of the Company (the “Effective Date”).

3.2.                            TERMINATION OF PLAN.  The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein.  The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4.

ADMINISTRATION

4.1.                            COMMITTEE.  The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.  The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.  To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.                            ACTION AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreements and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s or any Subsidiary’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3.                            AUTHORITY OF COMMITTEE.  Except as provided below, the Committee has the exclusive power, authority and discretion to;

(a)                                 Grant Awards;

(b)                                 Designate Participants;

(c)                                  Determine the type or types of Awards to be granted to each Participant;

(d)                                 Determine the number of Awards to be granted and the number of Shares, the dollar amount or other property to which an Award will relate;

(e)                                  Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)                                   Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property;

(g)                                  Determine whether an Award may be canceled, forfeited, or surrendered;

(h)                                 Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(i)                                     Decide all other matters that must be determined in connection with an Award;

(j)                                    Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k)                                 Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(l)                                     Amend the Plan, any outstanding Award or any Award Agreement as provided herein.

4.4.                            DELEGATION TO EXECUTIVE OFFICERS.  To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future Subsidiaries and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of any Options to be granted, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-l under the Exchange Act).

4.5.                            AWARD AGREEMENT.  Each Award shall be evidenced by an Award Agreement.  Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5.

SHARES SUBJECT TO THE PLAN

5.1.                            PLAN LIMITS.  Subject to adjustment as provided in Article 12 herein, the maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be Three Million Three Hundred Ninety Nine Thousand and Fourteen (3,399,014) Shares, provided that

(a)                                 Shares potentially deliverable under an Award granted under the Plan that is canceled, forfeited, settled in cash, expires or is otherwise terminated without delivery of such Shares shall not be counted as having been delivered under the Plan for purposes of determining such maximum number of Shares.

(b)                                 Shares that have been issued in connection with an Award of Restricted Stock that is canceled or forfeited prior to vesting or settled in cash, causing the Shares to be returned to the Company, shall not be counted as having been delivered under the Plan for purposes of determining such maximum number of Shares.

Any or all of the Shares reserved for issuance under the Plan shall be authorized for issuance pursuant to Incentive Stock Options or other Awards.

5.2.                            STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 6.

ELIGIBILITY

6.1.                            GENERAL.  Awards may be granted only to employees, officers, directors and consultants of the Company or a Subsidiary, except that Incentive Stock Options may be granted only to an individual who has the status of an employees of the Company or a Subsidiary.

ARTICLE 7.

STOCK OPTIONS

7.1.                            GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)                                 EXERCISE PRICE.  The exercise price per Share under an Option shall not be less than the Fair Market Value as of the Grant Date.

(b)                                 TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7. I(d).  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(c)                                  PAYMENT.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d)                                 EXERCISE TERM.  In no event may any Option be exercisable for more than ten years from the Grant Date.

7.2.                            INCENTIVE STOCK OPTIONS.  In addition to the requirements set forth in Section 7.1, the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)                                 TERMINATION OF OPTION.  Subject to any earlier termination provision contained in the Award Agreement, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3), (4) or (5) below, it will automatically become a Nonstatutory Stock Option:

(l)                                     The expiration date set forth in the Award Agreement;

(2)                                 The tenth anniversary of the Grant Date;

(3)                                 Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death;

(4)                                 One year after termination of the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability; or

(5)                                 One year after the Participant’s death if the Participant dies (i) while employed, (ii) during the three-month period described in paragraph (3) or (iii) during the one-year period described in paragraph (4) and before the Option otherwise lapses.

(b)                                 INDIVIDUAL DOLLAR LIMITATION.  The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(c)                                  TEN PERCENT OWNERS.  No Incentive Stock option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least one hundred and ten percent (110%) of the Fair Market Value per Share at the Grant Date and the Option expires no later than five (5) years after the Grant Date.

(d)                                 RIGHT TO EXERCISE.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(e)                                  ELIGIBLE GRANTEES.  The Committee may not grant an Incentive Stock Option to a Participant who is not at the Grant Date an employee of the Company or a Subsidiary.

ARTICLE 8.

STOCK APPRECIATION RIGHTS

8.1.                            GRANT OF STOCK APPRECIATION RIGHTS.  The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)                                 RIGHT TO PAYMENT.  Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive, with respect to each Share underlying such Stock Appreciation Right, the excess, if any, of:

1.                                      The Fair Market Value of one Share on the date of exercise; over

2.                                      The base price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)                                 OTHER TERMS.  All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement.  The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9.

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

9.1.                            GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.  The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.  An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement setting forth the terms, conditions, and restrictions applicable to the Award.

9.2.                            ISSUANCE AND RESTRICTIONS.  Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may determine.  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.  Except as otherwise provided in an Award Agreement, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares are paid in settlement of the Restricted Stock Units.

9.3.                            FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a requirement during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units.

9.4.                            DELIVERY OF RESTRICTED STOCK.  Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant.  If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10,

STOCK OR OTHER STOCK-BASED AWARDS

10.1.                     GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of the Company or any Subsidiary.  The Committee shall determine the terms and conditions of such Awards.

ARTICLE 11.

PROVISIONS APPLICABLE TO AWARDS

11.1.                     STAND-ALONE AND TANDEM AWARDS.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan.  Subject to Section 11.2, Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2.                     TERM OF AWARD.  The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

11.3.                     FORM OF PAYMENT FOR AWARDS.  Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

11.4.                     LIMITS ON TRANSFER.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company.  No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(l)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

11.5.                     BENEFICIARIES.  Notwithstanding Section 11.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

11.6.                     STOCK CERTIFICATES.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

11.7.                     TERMINATION OF EMPLOYMENT.  Each Participant’s Award Agreement shall set forth the treatment of the Awards following termination of the Participant’s employment or, if the Participant is a director or consultant, service with the Company.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards and may reflect distinctions based on the reasons for termination or employment or service,

11.8.                     FORFEITURE EVENTS, The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events shall include, but shall not be limited to, termination of employment, violation of Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company,

11.9.                     SUBSTITUTE AWARDS.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company as a result of a merger or consolidation of the former employing entity with the Company or the acquisition by the Company of property or stock of the former employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

11.10.              CHANGE IN CONTROL/ IPO.  Each Participant’s Award Agreement shall set forth the treatment of the Awards in the event of a Change in Control or IPO.  Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Awards.

11.11.              RIGHT OF FIRST REFUSAL/RIGHT OF REPURCHASE.  The Committee may provide in a Participant’s Award Agreement that the grant of an Award shall be conditioned upon the Participant’s (or any other interested person’s) execution of a shareholder agreement in such form as is satisfactory to the Committee with respect to any Shares delivered or deliverable pursuant to such Award.  Without limiting the foregoing, the Committee may provide in a Participant’s Award Agreement that while Shares are not traded on an established securities market that the Company may have certain repurchase rights or rights of first refusal with respect to the Shares subject to an Award Agreement and Shares issued to the Participant pursuant to Awards under the Plan.  In addition, at the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement or any other document a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, provided, that such right of first refusal terminates upon an IPO.

ARTICLE 12.

CHANGES IN CAPITAL STRUCTURE

12.1.                     GENERAL.  In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares (each a “Corporate Transaction”), the Committee in its sole discretion may take the actions set forth in Section 12.2, Notwithstanding the foregoing, in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, the authorization limit under Article 5 shall be adjusted proportionately, and the Committee shall make such other adjustments to the Awards and to any provisions of the Plan as the Committee deems necessary.

12.2.                     ACTIONS BY THE COMMITTEE.  Action by the Committee in the event of a Corporate Transaction may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines.  In addition, upon the occurrence or in anticipation of such an event that is a Change in Control, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, if any, as of a specified date associated with the transaction, over the exercise or base price of the Award, and with the understanding that if the exercise or base price of any Awards exceeds such Fair Market Value, then the value of such Award shall be zero and subject to settlement and cancellation for no consideration, or (v) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.  To the extent that any adjustments made pursuant to this Article 12 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.  Notwithstanding the foregoing, as may be determined by the Committee, any such adjustment shall not (i) cause an Award which is exempt from Section 409A of the Code to become subject to Section 409A of the Code or (ii) cause an Award subject to Section 409A of the Code not to comply with the requirements of Section 409A of the Code.  Notwithstanding any other provision of this Plan to the contrary, unless expressly provided otherwise in the Award Agreement, if the right to receive or benefit from an Award under this Plan, either alone or together with payments that a Participant has a right to receive from the Company, would constitute a

“parachute payment” (as defined in Section 280G of the Code), all such payments will be reduced to the largest amount that will result in no portion being subject to the excise tax imposed by Section 4999 of the Code.

ARTICLE 13.

AMENDMENT, MODIFICATION AND TERMINATION

13.1.                     AMENDMENT MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to satisfy any other tax, securities or other applicable laws, policies or regulations.

13.2.                     OPTIONS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)                                 Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed out or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)                                 The original term of an Option may not be extended without the prior approval of the shareholders of the Company;

(c)                                  Except as otherwise provided in Article 12, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d)                                 No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.  An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award, and with the understanding that if the exercise or base price of such Awards exceeds such Fair Market Value, then the value of such Award shall be zero and subject to settlement and cancellation for no consideration).

ARTICLE 14.

GENERAL PROVISIONS

14.1.                     NO RIGHTS TO AWARDS, NON-UNIFORM DETERMINATIONS.  No Participant shall have any claim to be granted any Award under the Plan.  Neither the Company nor the Committee is obligated to treat Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

14.2.                     NO SHAREHOLDER RIGHTS.  No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

14.3.                     WITHHOLDING.  The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  If Shares are surrendered to the Company to satisfy tax obligations in excess of the minimum tax withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles.  The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for taxes if the surrender of Shares for such purpose would result in the Company’s recognition of expense under generally accepted accounting principles.  With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

14.4.                     NO RIGHT TO CONTINUED SERVICE.  Nothing in the Plan, any Award Agreement or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company, whether for the duration of a Participant’s Award or otherwise.

14.5.                     UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that arc greater than those of a general creditor of the Company.  This Plan is intended not to be subject to the Employee Retirement Income Security Act of 1974, as amended.

14.6.                     RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company unless provided otherwise in such other plan.

14.7.                     EXPENSES. The expenses of administering the Plan shall be borne by the Company.

14.8.                     TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.9.                     GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.10.              FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

14.11.              GOVERNMENT AND OTHER REGULATIONS.

(a)                                 Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)                                 Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

14.12.              GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

14.13.              ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan. Notwithstanding the foregoing, any Award Agreement for a resident in any state shall contain such other terms and conditions as are necessary to comply with the laws of such state.

14.14.              ADDENDA. Subject to Section 14.13, the Committee may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Participants, which Awards may contain such terms and conditions as the Committee deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under applicable laws, may deviate from the terms and conditions set forth in this Plan.

14.15.              NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person.

14.16.              INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

The foregoing is hereby acknowledged as being the TELA Bio, Inc. 2012 Stock Incentive Plan adopted by the Board on December 3, 2012.

By:	/s/ Antony Koblish
Name: Antony Koblish
Its: Secretary

The foregoing is hereby acknowledged as being the TELA Bio, Inc. 2012 Stock Incentive Plan adopted by the shareholders of the Company on December 3, 2012.